UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2020

FTS International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38382	30-0780081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Main Street, Suite 2900

Fort Worth, Texas 76102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (817) 862-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FTSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 11, 2020, FTS International, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware, a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”), a form of which was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on May 8, 2020 (the “Annual Meeting”) and by the Company’s board of directors (the “Board”).

The Certificate of Amendment effects a 1-for-20 reverse stock split of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in which each twenty (20) shares of Common Stock outstanding as of May 11, 2020 will be automatically combined and converted into one (1) share of Common Stock. While the reverse stock split will decrease the number of outstanding shares of Common Stock, it will not change the total number of shares of Common Stock authorized for issuance by the Company, nor will it change the par value of the Common Stock. The reverse stock split is intended to bring the Company into compliance with the minimum share price requirements for continued listing on the New York Stock Exchange (the “NYSE”) and for a potential transfer of its listing to the NYSE American.

No fractional shares of Common Stock will be issued in connection with the reverse stock split. Instead, the Company will pay cash to any stockholder holding fractional shares as a result of the reverse stock split equal to such fraction multiplied by the closing price per share of Common Stock on the NYSE as of May 8, 2020 on a split-adjusted basis.

This summary of the Certificate of Amendment is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

The Company expects that the split-adjusted shares of its Common Stock will begin trading on the NYSE at the open of the market on May 12, 2020 under the new CUSIP number 30283W203. No change will be made to the trading symbol for the Common Stock, “FTSI”, in connection with the reverse stock split.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2020, at the Annual Meeting, all matters submitted for approval by the Company’s stockholders, as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2020 (the “Proxy Statement”), were approved. The number of shares of Common Stock entitled to vote at the Annual Meeting was 107,110,919, representing the number of shares outstanding as of March 12, 2020, the record date for the Annual Meeting.

The results of each matter voted on at the Annual Meeting were as follows:

1.	Election of directors. The following directors were elected for terms expiring at the 2023 annual meeting of stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Michael J. Doss	86,501,726	1,945,810	10,994,568
Michael C. Jennings	85,907,254	2,540,282	10,994,568
Ong Tiong Sin	86,453,036	1,994,500	10,994,568

2.	Approval of the Reverse Stock Split Proposal. The form of the Certificate of Amendment to effect, at the discretion of the Board, a reverse stock split of the Common Stock at a ratio of not less than 1-for-10 and not greater than 1-for-30, subject to the Board’s authority to abandon such amendment, was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,691,095	686,476	64,533	0

3.	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,823,139	602,591	21,806	10,994,568

4.	Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020. The appointment was ratified.

Votes For	Votes Against	Abstentions
99,228,327	187,833	25,944

Item 8.01. Other Events.

On May 11, 2020, the Company issued a press release announcing the reverse stock split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Certificate of Amendment to Amended and Restated Certificate of the Company, filed May 11, 2020
99.1	Press Release dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTS INTERNATIONAL, INC.

By:	/s/ Jennifer Keefe
	Name:	Jennifer Keefe
	Title:	Senior Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: May 11, 2020